EXHIBIT "A"

EXCHANGE TABLE AND DELIVERY SCHEDULE

Name of LLC Member	Address of LLC Member	True Wireless, LLC (Oklahoma LLC) Membership Interests Exchanged by Members of the Company ("Membership Interests")	KSIX Media Holdings, Inc. (Nevada Corporation) Common Stock Exchanged by Shareholder ("Issuer Shares")
K. Brian Cox	3124 Brother Blvd., Suite 108 Bartlett, TN 38133	97.5%	To Be Determined by §2.1 of the Agreement.
EWP Communication, LLC	3124 Brother Blvd., Suite 102 Bartlett, TN 38133	2.5%	To Be Determined by §2.1 of the Agreement.
	Column Totals (Membership Interests)	**100%**	